UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 23, 2020

EYEGATE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36672	98-0443284
(Commission File Number)	(IRS Employer Identification No.)

271 Waverley Oaks Road Suite 108 Waltham, MA	02452
(Address of principal executive offices)	(Zip Code)

(781) 788-9043

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value	EYEG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2020, following approval by the Compensation Committee of the Board of Directors of EyeGate Pharmaceuticals, Inc. (the “Company”), the Company entered into an Employment Agreement (the “Employment Agreement”) with Sarah Romano, the Company’s Chief Financial Officer. Pursuant to the Agreement, Ms. Romano will receive an annual base salary of  $275,000 and she is entitled to receive a performance bonus with a target of up to 30% of her annual base salary for the applicable fiscal year.

If the Company terminates Ms. Romano’s employment without Cause or she resigns for Good Reason (as such terms are defined in the Employment Agreement), then Ms. Romano will be eligible to receive (i) continued payment of base salary for 6 months, (ii) a lump-sum cash payment, payable no later than the last installment of her severance, equal to 0.5 multiplied by the maximum performance bonus that she would have been eligible to receive in the year of termination, assuming achievement of all applicable performance metrics at their target level, and (iii) payment by the Company of monthly premiums under COBRA for up to 6 months following termination.

Additionally, if the Company terminates Ms. Romano’s employment without Cause or she resigns for Good Reason, then that portion of her then unvested stock options and restricted stock awards that would have otherwise become vested over the 6 month period following such termination shall become fully vested and immediately exercisable on the date of such termination. In the event that a Change of Control of the Company occurs (as such term is defined in the Employment Agreement), then all of Ms. Romano’s unvested stock options and restricted stock awards shall become fully vested and immediately exercisable.

The foregoing description of the Employment Agreement is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The Company hereby files the following exhibits:

10.1#	Employment Agreement by and between EyeGate Pharmaceuticals, Inc. and Sarah Romano, dated as of March 23, 2020.

#	Management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EYEGATE PHARMACEUTICALS, INC.

By:	/s/ Stephen From
Stephen From
President and Chief Executive Officer

Date: March 24, 2020

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